Bottomline Technologies Reports First Quarter Results

Strong Revenue Growth and Operating Margin Highlight First Quarter Results

PORTSMOUTH, N.H. – October 21, 2010 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of collaborative payment, invoice and document automation solutions, today reported financial results for the first quarter ended September 30, 2010.

Revenues for the first quarter were $42.0 million, an increase of $5.5 million, or 15%, from the first quarter of last year.  Subscriptions and transactions revenue increased 39% from the first quarter of last year to $11.5 million.

Gross margin for the first quarter was $23.5 million, an increase of $2.4 million from the first quarter of last year.  Net income for the first quarter was $2.7 million, or diluted net income per share of $0.08.

Core net income for the first quarter was $8.6 million after excluding acquisition-related expenses of $3.3 million and equity-based compensation of $2.6 million.  Core net income increased $1.8 million, or 26%, from the first quarter of last year.  Core earnings per share was $0.27.

“We executed very well across all areas of the business in the first quarter, providing a strong start to the fiscal year,” said Rob Eberle, President and CEO of Bottomline Technologies.  “We continue to see strong demand for our WebSeries® Cash Management platform from global financial institutions and corporations alike.  Channel distribution of our Paymode-X™ platform is very encouraging as is the demand from our corporate customers for our traditional payment solutions.  From a financial perspective, we generated strong growth in revenues and core net income.  Strategically, we launched several major new product initiatives which we are confident will increase our competitive differentiation and long-term revenue growth.  Finally, we are well positioned to pursue strategic acquisitions that will strengthen our market position and future profitability.”

First Quarter Customer Highlights

•
Extended our relationship with a top five global bank by selling a multi-lingual, multi-currency payments solution enabling the institution to support its customers globally and enter new geographic markets.

•
Welcomed significant new customers such as Excell Communications, G-III Apparel Group, Gatwick Airport and Mandarin Oriental Hotel Group which selected Bottomline solutions for increased efficiency, security and visibility of payment and transactional document processes.

•
Strengthened existing customer relationships through orders to expand existing implementations of Bottomline solutions from organizations such as 3M, Anglo Irish Bank, BNP Paribas, Choctaw Nation, CIGNA, The Home Depot, LOGIS, Marriott International, MetLife and Sony.

•
Increased our penetration into the Healthcare vertical with new customer Sentry Healthcare Services and deepened our relationships with Excela Health, Hoag Memorial Hospital, Loma Linda University Medical Center, Maricopa Integrated Health Systems and West Jefferson Medical Center.

First Quarter Strategic Corporate Highlights

•
Hosted a European Bottomline Customer Forum with executives from leading corporations, financial institutions and public sector organizations including Prudential plc, Banco Santander, TDG, Trinity Mirror Shared Services, Virgin Media, and Warner Music Group.

•
Hosted Legal eXchange® customers including American Family Insurance, Bayer, Church Mutual, John Hancock, Liberty Mutual and Markel at the Bottomline Customer Advisory Board highlighting best practices and trends in legal spend management.

•	Included in the Software 500, Software Magazine’s ranking of the world’s largest software and service providers for the seventh straight year.

•	Awarded a patent for image data capture technology facilitating the manner in which customers digitize paper invoices, reduce costs and streamline Accounts Payable processing.

Bottomline has presented supplemental non-GAAP financial measures as part of this earnings release.  Core net income and core earnings per share are non-GAAP financial measures.  The non-GAAP financial measures exclude certain items, specifically amortization of intangible assets, impairment losses on equity investments, equity-based compensation, acquisition-related expenses and restructuring related costs.  The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, the financial results presented in accordance with GAAP. Bottomline believes that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations. Bottomline’s executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company.  Additionally, the same non-GAAP information is used for planning purposes including the preparation of operating budgets and in communications with Bottomline’s board of directors in respect of financial performance.  Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies.  Shares used in computing core earnings per share are calculated using the treasury stock method, which assumes full exercise of in-the-money stock options and warrants and full vesting of restricted stock.  A reconciliation of the GAAP results to the non-GAAP results for the three month periods ended September 30, 2010 and 2009 is as follows:

	Three Months Ended September 30,
	(in thousands)
	2010	2009
GAAP net income	$2,675	$1,172
Amortization of intangible assets	2,882	3,306
Equity-based compensation	2,570	1,908
Acquisition-related expenses	441	402
Core net income	$8,568	$6,788

About Bottomline Technologies
Bottomline Technologies (NASDAQ: EPAY) provides collaborative payment, invoice and document automation solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes involving payments, invoicing, global cash management, supply chain finance and transactional documents. Organizations trust these solutions to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, WebSeries, Legal eXchange, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which may be registered in certain jurisdictions. All other brand/product names may be  trademarks of their respective owners.

Cautionary Language
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies' financial results, refer to the Company's Form 10-K for the fiscal year ended June 30, 2010 and any subsequently filed Form 10-Qs, Form 8-Ks or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:
Kevin Donovan
Bottomline Technologies
603-501-5240
kdonovan@bottomline.com

Bottomline Technologies
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
	Three Months Ended
	September 30,
	2010	2009
Revenues:
Software licenses	$3,461	$2,963
Subscriptions and transactions	11,534	8,281
Service and maintenance	25,052	23,135
Equipment and supplies	1,991	2,177
Total revenues	42,038	36,556

Cost of revenues:
Software licenses	215	219
Subscriptions and transactions (1)	6,372	3,878
Service and maintenance (1)	10,429	9,720
Equipment and supplies	1,520	1,621
Total cost of revenues	18,536	15,438

Gross profit	23,502	21,118

Operating expenses:
Sales and marketing (1)	8,553	7,883
Product development and engineering (1)	5,012	4,090
General and administrative (1)	4,735	4,290
Amortization of intangible assets	2,882	3,306
Total operating expenses	21,182	19,569
Income from operations	2,320	1,549
Other income, net	282	221
Income before income taxes	2,602	1,770
Provision (benefit) for income taxes(4)	(73)	598
Net income	$2,675	$1,172
Basic net income per share attributable to common stockholders	$0.09	$0.05
Diluted net income per share attributable to common stockholders	$0.08	$0.05
Shares used in computing basic net income per share:	30,754	24,401
Shares used in computing diluted net income per share:	31,984	24,812

Core net income (excludes amortization of intangible assets, acquisition-related expenses and stock compensation expense):(2)
Net income	$8,568	$6,788
Diluted net income per share (3)	$0.27	$0.27

(1) Stock-based compensation is allocated as follows:
Cost of revenues: subscriptions and transactions	$107	$53
Cost of revenues: service and maintenance	408	305
Sales and marketing	850	649
Product development and engineering	359	204
General and administrative	846	697

(2) Core net income excludes charges for amortization of intangible assets of $2,882 and $3,306, acquisition-related expenses of $441 and $402 and stock compensation expense of $2,570 and $1,908, for the three months ended September 30, 2010 and 2009, respectively.

(3) Shares used in computing diluted core net income per share were 31,984 and 25,077 for the three months ended September 30, 2010 and 2009, respectively.
(4) Includes a discrete tax benefit of $937 for the three months ended September 30, 2010.

 Bottomline Technologies
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	June 30,
	2010	2010
Assets
Current assets:
Cash, cash equivalents and short-term investments	$136,372	$122,809
Accounts receivable	26,807	26,019
Other current assets	9,274	8,910
Total current assets	172,453	157,738
Property and equipment, net	14,434	14,561
Intangible assets, net	94,500	95,466
Other assets	1,488	1,617
Total assets	$282,875	$269,382

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,012	$5,857
Accrued expenses	10,449	9,715
Deferred revenue	35,160	37,461
Total current liabilities	51,621	53,033
Deferred revenue, non-current	2,661	2,738
Deferred income taxes	1,770	1,432
Other liabilities	1,860	1,788
Total liabilities	57,912	58,991

Stockholders' equity
Common stock	33	32
Additional paid-in-capital	383,263	375,700
Accumulated other comprehensive loss	(5,962)	(9,358)
Treasury stock	(21,720)	(22,657)
Accumulated deficit	(130,651)	(133,326)
Total stockholders' equity	224,963	210,391
Total liabilities and stockholders' equity	$282,875	$269,382